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[COOLEY GODWARD LLP LETTERHEAD]                               ATTORNEYS AT LAW


                                                              One Maritime Plaza
                                                              20th Floor
                                                              San Francisco, CA
                                                              94111-3580
                                                              Main 415 693-2000
                                                              Fax  415 951-3699

                                                              www.cooley.com


March 27, 2000

Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Aradigm Corporation, a California corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on March 1, 2000 covering the offering of up to 2,875,000 shares of the Company's Common Stock, no par value, including 375,000 shares of Common Stock that may be sold pursuant to the exercise of an over-allotment option (the "Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Company's Amended and Restated Articles of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By: /s/ Jamie E. Chung
   ----------------------------------
   Jamie E. Chung